Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS THIRD-QUARTER 2021 RESULTS

•Third-quarter revenue of $3.2 billion increased 9% on a reported basis, 7% on a constant currency basis and 6% on an operational basis1
•Third-quarter U.S. GAAP earnings per share (EPS) of $0.89 increased 29%; Adjusted EPS of $1.02 increased 23%
•Baxter expects full-year 2021 sales growth of 7% to 8% on a reported basis, 5% to 6% on a constant currency basis and 4% to 5% on an operational basis
•Baxter now expects full-year U.S. GAAP EPS of $2.82 to $2.86 and adjusted EPS of $3.58 to $3.62

DEERFIELD, Ill., OCT. 28, 2021 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the third quarter of 2021.
“Baxter’s essential products, diverse portfolio and global scale continue to fuel our operations in 2021,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “This month marks Baxter’s 90th anniversary. Our employees have been at the heart of our success for nine decades and remain as determined as ever to advance our Mission to Save and Sustain Lives. Our proposed acquisition of Hillrom, announced in September, represents an exciting new platform to further accelerate our impact, offering a broad array of new opportunities to advance innovation both across the continuum of care and around the world and meet the challenges of a rapidly evolving global healthcare landscape, while also creating significant value for all the stakeholders we serve.”

______________________
1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

Third-Quarter Financial Results
Worldwide sales in the third quarter totaled approximately $3.2 billion, a year-over-year increase of 9% on a reported basis, 7% on a constant currency basis and 6% on an operational basis. Operational sales in the third quarter exclude the impact of foreign exchange and the company’s acquisition of the rights to Caelyx and Doxil, the branded versions of liposomal doxorubicin, for specified territories outside of the U.S. (OUS).
Sales in the U.S. totaled $1.3 billion, increasing 6% on both a reported and operational basis. International sales of $1.9 billion increased 10% on a reported basis, 8% on a constant currency basis and 6% on an operational basis.
All three of Baxter’s geographic segments – Americas, EMEA and APAC – contributed to positive performance for the quarter. This reflects the steady impact of pandemic recovery in many global markets compared to the same period last year.
Additionally, all of Baxter’s product categories contributed to positive year-over-year global growth in the third quarter at reported, constant currency and operational rates. Growth was led by increased sales in BioPharma Solutions, which benefitted from multiple collaborations to help manufacture COVID-19 vaccines on a contract basis. Medication Delivery sales growth advanced low double digits, driven by strength in the U.S. for the company’s IV therapies and infusion systems products; and strong international performance in Pharmaceuticals helped offset lower U.S. sales. Clinical Nutrition, Acute Therapies and Advanced Surgery all delivered mid-single-digit growth during the quarter, driven by ongoing demand for the company’s products particularly outside the U.S.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s key product categories and geographic segments.
For the third quarter, net income attributable to Baxter was $450 million, representing an increase of 26% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. Earnings per diluted share were $0.89, an increase of 29% on a U.S. GAAP basis. These results include special items totaling $66 million after-tax, which were primarily related to intangible asset amortization and the Hillrom acquisition, integration, and related financing expenses, partially offset by an income tax benefit. On an adjusted basis, net income attributable to Baxter totaled $516 million, representing a year-over-year increase of 20% for the quarter. Adjusted earnings were $1.02 per diluted share, increasing 23%. This exceeded the company’s previously issued guidance range of $0.93 to $0.95, driven by favorable product mix and disciplined operational execution.
Definitive Agreement to Acquire Hillrom
On Sept. 2, Baxter announced that it had entered into a definitive agreement to acquire Hillrom, a global medical technology leader. Hillrom will bring to Baxter a highly complementary product portfolio and innovation pipeline that will enable the combined company to provide a broader array of medical products and services to patients and clinicians across the care continuum and around the world. The combination is also expected to accelerate Baxter’s expansion into digital and connected care solutions that are increasingly enabling patients with access to hospital-level care at home or in other care settings.
Baxter and Hillrom have established an Integration Management Office, with teams from both organizations focused on bringing together two leading, global medical technology companies to advance innovation, expand digital capabilities and transform healthcare.
Baxter’s acquisition of Hillrom remains subject to customary closing conditions, including Hillrom shareholder and regulatory approvals. The transaction is expected to close by early 2022.
Business Highlights2
Baxter continues to achieve notable strategic milestones in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Announced U.S. Food and Drug Administration (FDA) approval and the commercial launch of premix Norepinephrine Bitartrate in 5% Dextrose Injection (norepinephrine). Norepinephrine is indicated to raise blood pressure in adult patients with severe, acute hypotension (low blood pressure). Baxter’s formulation of norepinephrine is the first and only manufacturer-prepared ready-to-use formulation and is available in 4 mg/250 mL (16 mcg/mL) and 8 mg/250 mL (32 mcg/mL) strengths.

_________________________
2See links to original press releases for additional product information.

•Announced the CE marking of the NEPHROCLEAR™ CCL14 Test in partnership with bioMérieux (EPA:BIM), a global leader in in vitro diagnostics. The test is designed to predict persistent severe acute kidney injury (PS-AKI) and can be used to support timely clinical decision-making and care pathways. The companies intend to commercially launch the NEPHROCLEAR™ CCL14 Test in select markets in western Europe in 2022. Baxter is bioMérieux’s exclusive distributor of the NEPHROCLEAR™ CCL14 Test in Europe and will also be the exclusive distributor in the U.S., pending clearance from the U.S. FDA.
•Presented data from three critical care studies at the 34th Annual European Society of Intensive Care Medicine (ESICM) LIVES virtual congress, held Oct. 3 – Oct. 6, 2021. The data supports the need for personalized approaches to care for critically ill patients with acute kidney injury (AKI) or sepsis. In addition, two Baxter-sponsored symposia at the congress featured expert perspectives on digital transformation in the intensive care unit and individualized fluid management.
•Acquired certain assets related to PerClot Polysaccharide Hemostatic System from CryoLife, Inc. The transaction marks Baxter’s global entry into the hemostatic powder segment, broadening the company’s Advanced Surgery portfolio to address a wider range of intraoperative bleeds with both active and passive solutions.
Corporate Responsibility
In August, the Baxter International Foundation and UNICEF USA announced a partnership to improve access to safe water in La Guajira, Colombia, one of the country’s most water-challenged regions. Safe water is crucial for good health, nutrition and well-being, proper sanitation and hygiene, and disease prevention. A $1.5 million grant from the Baxter International Foundation is fueling the three-year initiative, aimed at ensuring thousands of children, adolescents, families and communities benefit from basic water, sanitation and hygiene (WASH) services through a multifaceted strategy that focuses on rehabilitation, education and collaboration.
Baxter continues to be recognized for its commitment to corporate social responsibility and workplace excellence. The company was most recently:
•Recognized by Forbes on its 2021 lists of the World’s Best Employers and America’s Best Employers for Women.

•Recognized on Seramount’s 2021 lists of the 100 Best Companies (formerly the Working Mother 100 Best Companies list) and Best Companies for Dads.
•Named a Leading Inclusion Index Organization on Seramount’s 2021 Inclusion Index (formerly the Diversity Best Practices Inclusion Index).
2021 Financial Outlook
For full-year 2021, Baxter now expects U.S. GAAP earnings of $2.82 to $2.86 per diluted share and adjusted earnings, before special items, of $3.58 to $3.62 per diluted share. The company expects sales growth of 7% to 8% on a reported basis, 5% to 6% on a constant currency basis and 4% to 5% on an operational basis.
For fourth-quarter 2021: The company expects sales growth of 3% to 4% on a reported basis, 4% to 5% on a constant currency basis and 3% to 4% on an operational basis. The company expects U.S. GAAP earnings of $0.75 to $0.79 per diluted share and adjusted earnings, before special items, of $1.00 to $1.04 per diluted share.
Full-year and quarterly operational sales estimates for 2021 have been adjusted to exclude the impact of foreign exchange and the acquisition of specified OUS rights to Caelyx/Doxil.
A webcast of Baxter’s third-quarter 2021 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on Oct. 28, 2021. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expense (income), net, adjusted operating income, adjusted operating margin, adjusted interest expense, net, adjusted income before income taxes, adjusted income tax (benefit) expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and nine months ended Sept. 30, 2021, operational sales growth excludes the impact of foreign exchange and the company’s recent acquisition of specified OUS rights to Caelyx/Doxil. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of the company’s recent acquisition of specified OUS rights to Caelyx/Doxil.
For the quarter and nine months ended Sept. 30, 2021, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, investigation and related costs and tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for fourth-quarter and full-year 2021) and business development activities (including the proposed acquisition of Hillrom). These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its employees, customers and suppliers, including foreign governments in countries in which the company operates; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical; Seprafilm Adhesion Barrier; specified OUS rights to Caelyx/Doxil; full U.S. and specific OUS rights to Transderm Scop; PerClot; and the proposed acquisition of Hillrom); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the SEC’s investigation of the misstatements in previously reported non-operating income related to foreign exchange gains and losses or the continued delay in lifting the warning letter at the company’s Ahmedabad facility; the outcome of pending or future litigation, including the opioid litigation and ethylene oxide litigation; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for the company’s peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Forms 10-K and 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Caelyx, Doxil, PerClot and Seprafilm are trademarks of Baxter International Inc. or its subsidiaries. bioMérieux and Nephroclear are pending or registered trademarks belonging to bioMérieux or one of its subsidiaries. Transderm Scop is a registered trademark of Novartis AG. Hill-Rom and Hillrom are trademarks of Hill-Rom Services, Inc.

###

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2021	2020	Change
NET SALES	$3,226	$2,972	9%
COST OF SALES	1,905	1,777	7%
GROSS MARGIN	1,321	1,195	11%
% of Net Sales	40.9%	40.2%	0.7 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	680	601	13%
% of Net Sales	21.1%	20.2%	0.9 pts
RESEARCH AND DEVELOPMENT EXPENSES	129	123	5%
% of Net Sales	4.0%	4.1%	(0.1 pts)
OTHER OPERATING EXPENSE (INCOME), NET	(1)	1	NM
OPERATING INCOME	513	470	9%
% of Net Sales	15.9%	15.8%	0.1 pts
INTEREST EXPENSE, NET	50	39	28%
OTHER EXPENSE, NET	12	16	(25)%
INCOME BEFORE INCOME TAXES	451	415	9%
INCOME TAX (BENEFIT) EXPENSE	(1)	56	(102)%
% of Income Before Income Taxes	(0.2)%	13.5%	13.7 pts
NET INCOME	452	359	26%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	3	(33)%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$450	$356	26%

EARNINGS PER SHARE
Basic	$0.90	$0.70	29%
Diluted	$0.89	$0.69	29%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	500	511
Diluted	506	518

ADJUSTED OPERATING INCOME (excluding special items)¹	$652	$570	14%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$608	$515	18%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$516	$431	20%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.02	$0.83	23%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended September 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense (Income), Net	Operating Income	Interest Expense, net	Income Before Income Taxes	Income Tax (Benefit) Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,321	$680	$129	$(1)	$513	$50	$451	$(1)	$452	$450	$0.89
Reported percent of net sales (or percent of income before income taxes for income tax benefit)	40.9%	21.1%	4.0%	0.0%	15.9%	1.5%	14.0%	(0.2)%	14.0%	13.9%
Intangible asset amortization[1]	68	—	—	—	68	—	68	15	53	53	0.10
Business optimization items[2]	20	(16)	—	—	36	—	36	8	28	28	0.06
Acquisition and integration expenses[3]	1	(21)	—	1	21	(18)	39	8	31	31	0.06
European medical devices regulation[4]	11	—	—	—	11	—	11	2	9	9	0.02
Investigation and related costs[5]	—	(3)	—	—	3	—	3	—	3	3	0.01
Tax matter[6]	—	—	—	—	—	—	—	58	(58)	(58)	(0.11)
Adjusted	$1,421	$640	$129	$—	$652	$32	$608	$90	$518	$516	$1.02
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	44.0%	19.8%	4.0%	0.0%	20.2%	1.0%	18.8%	14.8%	16.1%	16.0%

The company’s U.S. GAAP results for the three months ended September 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense (Income), Net	Operating Income	Income Before Income Taxes	Income Tax (Benefit) Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,195	$601	$123	$1	$470	$415	$56	$359	$356	$0.69
Reported percent of net sales (or percent of income before income taxes for income tax expense)	40.2%	20.2%	4.1%	0.0%	15.8%	14.0%	13.5%	12.1%	12.0%
Intangible asset amortization[1]	57	—	—	—	57	57	15	42	42	0.08
Business optimization items[2]	6	(25)	(1)	—	32	32	8	24	24	0.05
Acquisition and integration expenses[3]	—	—	—	(1)	1	1	—	1	1	0.00
European medical devices regulation[4]	8	—	—	—	8	8	2	6	6	0.01
Investigation and related costs[5]	—	(2)	—	—	2	2	—	2	2	0.00
Adjusted	$1,266	$574	$122	$—	$570	$515	$81	$434	$431	$0.83
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.6%	19.3%	4.1%	0.0%	19.2%	17.3%	15.7%	14.6%	14.5%
1The company’s results in 2021 and 2020 included intangible asset amortization expense of $68 million ($53 million, or $0.10 per diluted share, on an after-tax basis) and $57 million ($42 million, or $0.08 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2021 and 2020 included charges of $36 million ($28 million, or $0.06 per diluted share, on an after-tax basis) and $32 million ($24 million, or $0.05 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis.
3The company’s results in 2021 included $39 million ($31 million, or $0.06 per diluted share, on an after-tax basis) of acquisition, integration and related financing expenses for the proposed acquisition of Hill-Rom Holdings, Inc. (Hillrom) and the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. that was partially offset by the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2020 included $1 million ($1 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration expenses related to the change in the estimated fair value of contingent consideration liabilities.
4The company’s results in 2021 and 2020 included costs of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5The company’s results in 2021 and 2020 included costs of $3 million ($3 million, or $0.01 per diluted share, on an after-tax basis) and $2 million ($2 million, or $0.00 per diluted share, on an after-tax basis) for investigation and related costs. In 2021, this item primarily included charges related to matters associated with the company’s investigation of foreign exchange gains and losses. In 2020, this item primarily included professional fees related to those matters.
6The company's results in 2021 included an income tax benefit of $58 million, or $0.11 per diluted share, related to a tax-deductible foreign statutory loss on an investment in a foreign subsidiary.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2021	2020	Change
NET SALES	$9,270	$8,492	9%
COST OF SALES	5,571	5,096	9%
GROSS MARGIN	3,699	3,396	9%
% of Net Sales	39.9%	40.0%	(0.1 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,982	1,819	9%
% of Net Sales	21.4%	21.4%	0.0 pts
RESEARCH AND DEVELOPMENT EXPENSES	396	386	3%
% of Net Sales	4.3%	4.5%	(0.2 pts)
OTHER OPERATING INCOME, NET	(6)	(19)	(68)%
OPERATING INCOME	1,327	1,210	10%
% of Net Sales	14.3%	14.2%	0.1 pts
INTEREST EXPENSE, NET	118	96	23%
OTHER EXPENSE, NET	15	32	(53)%
INCOME BEFORE INCOME TAXES	1,194	1,082	10%
INCOME TAX EXPENSE	141	143	(1)%
% of Income Before Income Taxes	11.8%	13.2%	(1.4 pts)
NET INCOME	1,053	939	12%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	7	5	40%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$1,046	$934	12%

EARNINGS PER SHARE
Basic	$2.08	$1.83	14%
Diluted	$2.06	$1.81	14%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	503	509
Diluted	509	517

ADJUSTED OPERATING INCOME (excluding special items)¹	$1,686	$1,534	10%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$1,571	$1,406	12%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,311	$1,185	11%
ADJUSTED DILUTED EPS (excluding special items)¹	$2.58	$2.29	13%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the nine months ended September 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Interest Expense, net	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$3,699	$1,982	$396	$(6)	$1,327	$118	$1,194	$141	$1,053	$1,046	$2.06
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.9%	21.4%	4.3%	(0.1)%	14.3%	1.3%	12.9%	11.8%	11.4%	11.3%
Intangible asset amortization[1]	199	—	—	—	199	—	199	41	158	158	0.31
Business optimization items[2]	51	(30)	—	—	81	—	81	18	63	63	0.12
Acquisition and integration expenses[3]	1	(23)	—	6	18	(18)	36	7	29	29	0.06
European medical devices regulation[4]	30	—	—	—	30	—	30	7	23	23	0.05
Investigation and related costs[5]	—	(31)	—	—	31	—	31	3	28	28	0.06
Tax matters[7]	—	—	—	—	—	—	—	36	(36)	(36)	(0.07)
Adjusted	$3,980	$1,898	$396	$—	$1,686	$100	$1,571	$253	$1,318	$1,311	$2.58
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.9%	20.5%	4.3%	0.0%	18.2%	1.1%	16.9%	16.1%	14.2%	14.1%

The company’s U.S. GAAP results for the nine months ended September 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$3,396	$1,819	$386	$(19)	$1,210	$1,082	$143	$939	$934	$1.81
Reported percent of net sales (or percent of income before income taxes for income tax expense)	40.0%	21.4%	4.5%	(0.2)%	14.2%	12.7%	13.2%	11.1%	11.0%
Intangible asset amortization[1]	165	—	—	—	165	165	38	127	127	0.25
Business optimization items[2]	24	(53)	—	17	60	60	13	47	47	0.09
Acquisition and integration expenses[3]	11	(7)	(22)	2	38	38	8	30	30	0.06
European medical devices regulation[4]	22	—	—	—	22	22	6	16	16	0.03
Investigation and related costs[5]	3	(18)	(1)	—	22	22	4	18	18	0.03
Intangible asset impairment[6]	17	—	—	—	17	17	4	13	13	0.03
Adjusted	$3,638	$1,741	$363	$—	$1,534	$1,406	$216	$1,190	$1,185	$2.29
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.8%	20.5%	4.3%	0.0%	18.1%	16.6%	15.4%	14.0%	14.0%
1The company’s results in 2021 and 2020 included intangible asset amortization expense of $199 million ($158 million, or $0.31 per diluted share, on an after-tax basis) and $165 million ($127 million, or $0.25 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2021 and 2020 included charges of $81 million ($63 million, or $0.12 per diluted share, on an after-tax basis) and $77 million ($64 million, or $0.12 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. Additionally, we recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property we sold in conjunction with our business optimization initiatives.
3The company’s results in 2021 included $36 million ($29 million, or $0.06 per diluted share, on an after-tax basis) of acquisition, integration and related financing expenses for the proposed acquisition of Hillrom and the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. that was partially offset by the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2020 included $38 million ($30 million, or $0.06 per diluted share, on an after-tax basis) of acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities.
4The company’s results in 2021 and 2020 included costs of $30 million ($23 million, or $0.05 per diluted share, on an after-tax basis) and $22 million ($16 million, or $0.03 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5The company’s results in 2021 and 2020 included costs of $31 million ($28 million, or $0.06 per diluted share, on an after-tax basis) and $22 million ($18 million, or $0.03 per diluted share, on an after-tax basis) for investigation and related costs. In 2021, this item primarily included charges related to matters associated with the company’s investigation of foreign exchange gains and losses. In 2020, this item primarily included professional fees related to those matters, as well as incremental stock compensation expense as the company extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
6The company's results in 2020 included a charge of $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) for an asset impairment related to a developed-technology intangible asset.
7The company's results in 2021 included a net income tax benefit of $36 million, or $0.07 per diluted share, related to a tax-deductible foreign statutory loss on an investment in a foreign subsidiary that was partially offset by an unfavorable court ruling for an uncertain tax position.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,727	$1,606	8%	7%	$4,911	$4,640	6%	5%
EMEA	779	720	8%	7%	2,300	2,077	11%	5%
APAC	720	646	11%	8%	2,059	1,775	16%	9%
Total Baxter	$3,226	$2,972	9%	7%	$9,270	$8,492	9%	6%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$981	$955	3%	1%	$2,867	$2,744	4%	1%
Medication Delivery ²	747	665	12%	11%	2,096	1,948	8%	5%
Pharmaceuticals ³	589	539	9%	7%	1,687	1,536	10%	4%
Clinical Nutrition [4]	244	234	4%	3%	715	667	7%	3%
Advanced Surgery [5]	249	235	6%	5%	722	627	15%	13%
Acute Therapies [6]	185	177	5%	3%	580	519	12%	8%
BioPharma Solutions [7]	206	141	46%	45%	524	371	41%	36%
Other⁸	25	26	(4)%	(8)%	79	80	(1)%	(3)%
Total Baxter	$3,226	$2,972	9%	7%	$9,270	$8,492	9%	6%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of other miscellaneous product and service offerings.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended September 30,
	2021			2020			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$222	$759	$981	$216	$739	$955	3%	3%	3%
Medication Delivery	490	257	747	419	246	665	17%	4%	12%
Pharmaceuticals	188	401	589	209	330	539	(10)%	22%	9%
Clinical Nutrition	88	156	244	87	147	234	1%	6%	4%
Advanced Surgery	135	114	249	138	97	235	(2)%	18%	6%
Acute Therapies	69	116	185	72	105	177	(4)%	10%	5%
BioPharma Solutions	109	97	206	84	57	141	30%	70%	46%
Other	18	7	25	19	7	26	(5)%	0%	(4)%
Total Baxter	$1,319	$1,907	$3,226	$1,244	$1,728	$2,972	6%	10%	9%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2021			2020			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$655	$2,212	$2,867	$629	$2,115	$2,744	4%	5%	4%
Medication Delivery	1,345	751	2,096	1,262	686	1,948	7%	9%	8%
Pharmaceuticals	550	1,137	1,687	637	899	1,536	(14)%	26%	10%
Clinical Nutrition	255	460	715	241	426	667	6%	8%	7%
Advanced Surgery	405	317	722	369	258	627	10%	23%	15%
Acute Therapies	211	369	580	204	315	519	3%	17%	12%
BioPharma Solutions	218	306	524	186	185	371	17%	65%	41%
Other	58	21	79	60	20	80	(3)%	5%	(1)%
Total Baxter	$3,697	$5,573	$9,270	$3,588	$4,904	$8,492	3%	14%	9%

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operations – continuing operations	$1,529	$1,158
Cash flows from investing activities	(933)	(915)
Cash flows from financing activities	(1,031)	798

Cash flows from operations - continuing operations	$1,529	$1,158
Capital expenditures	(508)	(472)
Free cash flow - continuing operations	$1,021	$686
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended September 30, 2020 to The Three Months Ended September 30, 2021
(unaudited)

	Net Sales Growth As Reported	Caelyx and Doxil	FX	Operational Sales Growth*
Renal Care	3%	0%	(2)%	1%
Medication Delivery	12%	0%	(1)%	11%
Pharmaceuticals	9%	(6)%	(2)%	1%
Clinical Nutrition	4%	0%	(1)%	3%
Advanced Surgery	6%	0%	(1)%	5%
Acute Therapies	5%	0%	(2)%	3%
BioPharma Solutions	46%	0%	(1)%	45%
Other	(4)%	0%	(4)%	(8)%
Total Baxter	9%	(1)%	(2)%	6%

U.S.	6%	0%	0%	6%
International	10%	(2)%	(2)%	6%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Nine Months Ended September 30, 2020 to The Nine Months Ended September 30, 2021
(unaudited)

	Net Sales Growth As Reported	Caelyx and Doxil	FX	Operational Sales Growth*
Renal Care	4%	0%	(3)%	1%
Medication Delivery	8%	0%	(3)%	5%
Pharmaceuticals	10%	(5)%	(6)%	(0)%
Clinical Nutrition	7%	0%	(4)%	3%
Advanced Surgery	15%	0%	(2)%	13%
Acute Therapies	12%	0%	(4)%	8%
BioPharma Solutions	41%	0%	(5)%	36%
Other	(1)%	0%	(2)%	(3)%
Total Baxter	9%	(1)%	(3)%	5%

U.S.	3%	0%	0%	3%
International	14%	(1)%	(6)%	6%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Fourth Quarter and Full Year 2021 U.S. GAAP Sales Growth to Projected Operational Sales Growth, and Projected Fourth Quarter and Full Year 2021 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q4 2021*	FY 2021*
Sales Growth - U.S. GAAP	3% - 4%	7% - 8%
OUS Caelyx and Doxil	(1)%	(1)%
Foreign exchange	1%	(2)%
Sales Growth - Operational	3% - 4%	4% - 5%
*Totals may not foot due to rounding

Earnings Per Share Guidance	Q4 2021*	FY 2021*
Earnings per Diluted Share - U.S. GAAP	$0.75 - $0.79	$2.82 - $2.86
Estimated intangible asset amortization	$0.11	$0.42
Estimated business optimization charges	$0.02	$0.14
Estimated acquisition and integration expenses	$0.10	$0.15
Estimated investigation and related costs	$0.00	$0.05
Estimated European medical devices regulation	$0.02	$0.07
Tax matters	$0.00	$(0.07)
Earnings per Diluted Share - Adjusted	$1.00 - $1.04	$3.58 - $3.62
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the fourth quarter and full year of 2021 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur during the remainder of 2021.